                                                                     EXHIBIT 5.1




                   RICHARDS, LAYTON & FINGER
                   ONE RODNEY SQUARE
                   P.O. BOX 551
                   WILMINGTON, DELAWARE 19899
                   TELEPHONE  (302) 658-6541
                   TELECOPIER (302) 658-6548



                                 March 16, 1994



PaineWebber Finance L.L.C.
c/o Paine Webber Group Inc.
1285 Avenue of the Americas
New York, New York 10019

                    Re: PaineWebber Finance L.L.C.

Gentlemen:

    We have acted as special Delaware counsel for PaineWebber Finance L.L.C., a Delaware limited liability company (the "Company"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

    For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

PaineWebber Finance L.L.C.
March 16, 1994
Page 2


    (a) The Certificate of Formation of the Company, dated as of March 15, 1994 (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on March 15, 1994;

    (b) The Limited Liability Company Agreement of the Company, dated as of March 15, 1994 (the "LLC Agreement");

    (c) A registration statement (the "Registration Statement") on Form S-3, including a related preliminary prospectus and prospectus supplement (the "Prospectus"), in a form to be filed by Paine Webber Group Inc., a Delaware corporation, and the Company with the Securities and Exchange Commission on March 16, 1994; and

    (d) A Certificate of Good Standing for the Company, dated March 16, 1994, obtained from the Secretary of State.

    Initially capitalized terms used herein and not otherwise defined are used as defined in the LLC Agreement.

    For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document not listed above that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set

PaineWebber Finance L.L.C.
March 16, 1994
Page 3



forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

    With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.

    For purposes of this opinion, we have assumed (i) the due authorization, execution and delivery by all parties thereto of all documents examined by us,
(ii) that the LLC Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of members to, and the creation, operation, management and termination of, the Company, and that the LLC Agreement and the Certificate are in full force and effect and have not been amended, (iii) the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iv) that the Company is not treated as a corporation for purposes of United States income taxation, (v) that each of the parties to the LLC Agreement has the power and authority to execute and deliver, and to perform its obligations under, the LLC Agreement, (vi) the acquisition by each Preferred Member (as defined below) of Preferred

PaineWebber Finance L.L.C.
March 16, 1994
Page 4



Interests (as defined in the Prospectus), and the payment by each Preferred Member to the Company of the full consideration due from it for the Preferred Interests acquired by it, (vii) that the books and records of the Company set forth all information required by the LLC Agreement and the Delaware Limited Liability Company Act (6 Del. C. $ 18-101, et seq.) (the "Act"), including all information with respect to all persons and entities to be admitted as Preferred Members and their contributions to the Company, and (viii) that the Preferred Interests are issued and sold to the Preferred Members pursuant to a duly established Action and as described in the Registration Statement and the LLC Agreement. Insofar as the opinions expressed herein relate to Preferred Interests and persons and entities to be admitted to the Company as members in connection with their purchase of Preferred Interests (the "Preferred Members"), the opinions expressed herein relate solely to the Preferred Members and to the Preferred Interests to be issued in connection with the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

    This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

PaineWebber Finance L.L.C.
March 16, 1994
Page 5



    Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

    1. The Company has been duly formed and is validly existing in good standing as a limited liability company under the Act.

    2. The Preferred Interests to be issued to the Preferred Members will represent valid limited liability company interests and, subject to the qualifications set forth herein, will be fully paid and nonassessable limited liability company interests in the Company, as to which the Preferred Members, in their capacity as members of the Company, will have no liability solely by reason of being Preferred Members in excess of their obligations, if any, to make contributions to the Company, their obligations, if any, to make other payments provided for in the LLC Agreement and their share of the Company's assets and undistributed profits (subject to the obligation of a Preferred Member to repay any funds wrongfully distributed to it).

    3. The LLC Agreement is a valid and binding agreement of the parties thereto, and is enforceable against the parties thereto, in accordance with its terms.

    The opinions expressed in paragraph 3 above are subject to the effect upon the LLC Agreement of (i) bankruptcy, insolvency, moratorium, fraudulent

PaineWebber Finance L.L.C.
March 16, 1994
Page 6



conveyance, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally, and
(ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law). In rendering the opinions expressed in paragraph 3 above, we express no opinion on the effect upon the LLC Agreement of applicable law relating to fiduciary duties.

    We understand that you will file this opinion with the Securities and Exchange Commission as to an exhibit to the Registration Statement to be filed by you under the Securities Act of 1933, as amended. In connection with the foregoing, we hereby consent to the filing of this opinion with the Securities and Exchange Commission. We also understand that Cravath, Swaine & Moore will rely as to matters of Delaware law upon this opinion in connection with an opinion to be submitted by it to you to be filed with the Securities and Exchange Commission as an exhibit to the Registration Statement to be filed by you under the Securities Act of 1933, as amended. This opinion is rendered solely for your and Cravath, Swaine & Moore's benefit in connection with the foregoing. We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                     Very truly yours,

                                     RICHARDS, LAYTON & FINGER